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                             SECURED PROMISSORY NOTE


$150,000                                                Santa Monica, California
                                                           February 1,  2000


         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of InterPacket Group, Inc., a Delaware corporation ("Holder"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000), together with interest, as provided below.

         1. PAYMENTS. The principal amount of this promissory note (this "Note") shall be paid in full, in lawful money of the United States of America, upon the earlier of (a) the third anniversary of the date of this Note or (b) on such date as Maker is no longer providing services (as an employee or consultant) to Holder or any affiliated company of Holder. In addition, Maker shall be obligated to prepay the principal amount of this Note to the extent, and upon receipt, of the after-tax proceeds received by Maker as a result of the sale or disposition of the Pledged Collateral (as defined below).

         2. INTEREST. The unpaid principal amount of this Note shall bear interest at the Applicable Federal Rate (as defined below) in effect from time to time, which interest shall be payable, in lawful money of the United States of America, (a) to the extent of the accrued and unpaid interest on the principal prepaid, at the time of any prepayment required by Section 1, and (b) in full on the maturity date of this Note as provided in the first sentence of
Section 1. Interest shall be calculated on the basis of a 365 or 366-day year, as applicable, and actual days elapsed. "Applicable Federal Rate" means the variable rate equal to the minimum sufficient stated rate allowable under Proposed Treasury Regulations Sections 1.7872-3(b) and 1.7872-3(c) or any successor regulations to such sections.

         3. COLLATERAL. Maker hereby grants and creates a security interest in favor of Holder in the Pledged Collateral (as defined below) as security for all of Maker's obligations under this Note. For purposes of this Note, "Pledged Collateral" means the 60,000 shares of Common Stock of Maker (the "Common Stock") purchased by him on the date hereof, together with all dividends and distributions and securities received by Maker in respect of or exchange for the Common Stock. Maker agrees that Holder shall retain possession of the Pledged Collateral to secure Maker's performance of his obligations under this Note. Maker hereby agrees to execute and deliver such further documentation (including financing statements) and take such further action as Holder may request in order to perfect and enforce the aforesaid security interest. Without limiting the generality of the foregoing, Holder shall have such rights and remedies with respect to the Pledged Collateral as are prescribed by Division 9 of the California Commercial Code. Maker shall have the right to withdraw Pledged Collateral from the security interest at the time of Maker's sale or other disposition of the Pledged Collateral, provided that upon receipt Maker applies the net after-tax proceeds of such sale or disposition to prepayment of this Note as


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provided in Sections 1 and 2. This Note shall be a full recourse note.

         4. EVENT OF DEFAULT. As used herein, "Event of Default" shall be any or all of the following: (a) failure of Maker to pay within ten (10) days after receipt from Holder of a written demand for payment after Maker has failed to pay when due any amount provided for in this Note; (b) the failure of Maker to observe, keep or perform any covenant, agreement or condition contained in this Note (other than a default of the type referred to in the preceding clause (a)) if such failure in performance is not cured within ten (10) days after Maker received written notice from Holder containing a reasonable description of such default; and (c) the bankruptcy of Maker. Upon the occurrence of an Event of Default, Holder may, in its sole discretion, by giving written notice to Maker, declare all amounts of principal and accrued interest to be immediately due and payable in full. The failure of Holder to accelerate Maker's obligation to make payments in any one instance shall not constitute a waiver of the right to accelerate on any later date.

         5. ENFORCEMENT. If any action is commenced to enforce payment of this Note or Holder's other rights hereunder or to determine the respective rights of Maker and Holder, the prevailing party in such action shall be entitled to receive the reasonable fees and expenses incurred by it in such proceeding. Maker waives presentment, demand for payment (other than as provided in Section
4), notice of dishonor and all other notices.

         6. SEVERABLE PROVISIONS. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts of laws) of the State of California.

         IN WITNESS HEREOF, Maker has executed this Promissory Note as of the day and year first above written.

                                            /s/ Timothy F. Sylvester
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                                            Timothy F. Sylvester